Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES SECOND QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, July 24, 2006   .   ..   .   .   .   .   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .  .   ..   .
Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $54.1 million, or $1.46 per share, for the second quarter of 2006 compared to net income of $46.4 million, or $1.26 per share, for the second quarter of 2005.  Net income for the six months ended June 30, 2006 was $111.6 million, or $3.00 per share, compared to net income for the six months ended June 30, 2005 of $85.7 million, or $2.36 per share.  Catastrophe losses after tax were $9.7 million ($0.26 per share) in the three months and six months ended June 30, 2006 compared to an absence of catastrophe losses in the corresponding periods of 2005.  Realized gains on investments after tax were $0.7 million and $1.8 million ($0.02 per share and $0.05 per share) in the three and six months ended June 30, 2006, respectively, compared to $10.6 million and $12.5 million ($0.29 per share and $0.34 per share) in the corresponding periods of 2005.  The per share amounts in the current and prior periods reflect the 3-for-2 stock split on our common stock distributed on October 11, 2005.

Underwriting income from the workers’ compensation and reinsurance segments was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands)	2006	2005	2006	2005
Underwriting Income (Loss) Before Tax From(1):
Workers’ Compensation Segment	$73,816	$42,864	$139,114	$84,025
Reinsurance Segment(2)	(14,915)	2,542	(14,909)	4,949

(1)             Does not include any investment income, as described in the Supplemental Financial Information in this press release.

(2)             The results of the reinsurance segment in the second quarter of 2006 reflect $14.9 million before tax ($9.7 million after tax, or $0.26 per share) of increased estimated losses primarily for Hurricanes Wilma and Rita in 2005.

Workers’ compensation combined ratios (defined on page 8) were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Loss and Loss Adjustment Expenses:
Current Accident Year	51.3%	60.1%	54.2%	60.2%
Prior Accident Years	(14.0%)	(0.9%)	(13.5%)	(0.8%)
Loss and Loss Adjustment Expenses	37.3%	59.2%	40.7%	59.4%
Underwriting and Other Operating Expenses	31.3%	25.8%	30.5%	25.6%
Combined Ratio	68.6%	85.0%	71.2%	85.0%

The combined ratio for the reinsurance segment for the six months ended June 30, 2006 was 236.4% compared to 78.9% for the six months ended June 30, 2005.

Workers’ compensation net premiums earned decreased approximately 13.6% in the six months ended June 30, 2006 compared to the corresponding period in 2005.  In California, workers’ compensation net premiums earned decreased approximately 18.5% in the six months ended June 30, 2006 compared to the corresponding period in 2005.  The decrease in net premiums earned is principally attributable to rate decreases.

Consolidated net cash flow from operating activities was $78.8 million for the six months ended June 30, 2006 compared to $197.3 million for the six months ended June 30, 2005.  Net cash flow from our workers’ compensation business was $146.0 million and $228.9 million for the six month periods ended June 30, 2006 and 2005, respectively (see description in Supplemental Financial Information on page 8).

Consolidated stockholders’ equity per share at June 30, 2006, March 31, 2006 and December 31, 2005 was $21.35, $20.42 and $19.14, respectively.  Return on average equity in the six months ended June 30, 2006 was 29.7% compared to 31.1% in the corresponding period of 2005 and 26.3% in the year ended December 31, 2005.

Commenting on the results, Stanley R. Zax, Chairman & President, said:  “Our net income improved in the second quarter of 2006 compared to the second quarter of last year due to increased income from our workers’ compensation business and higher investment income.  These increases were offset, in part by additional losses for the 2005 hurricanes in our reinsurance business which we have exited and is in run off.  Favorable trends continue in our workers’ compensation business and our investment income continues to benefit from higher short-term interest rates.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share and footnotes)	2006	2005	2006	2005

TOTAL REVENUES	$266,870	$332,183	$547,638	$637,901

SELECTED INCOME DATA:

Net Investment Income after Tax	$17,516	$12,817	$34,044	$24,392
Realized Gains on Investments after Tax(1)	724	10,629	1,770	12,494
Income from Investment Segment after Tax	$18,240	$23,446	$35,814	$36,886

Net Income	$54,100	$46,400	$111,600	$85,700

NET INCOME PER COMMON SHARE(1)(2):
Basic(3)	$1.46	$1.36	$3.02	$2.71
Diluted(4)	1.46	1.26	3.00	2.36

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$789,694	$631,705
Stockholders’ Equity per Share(2)			21.35	18.37

NUMBER OF COMMON SHARES(2):
Outstanding(3)			36,996	34,386
Weighted Average for the Period — Basic(3)	36,964	34,146	36,948	31,646
Weighted Average for the Period — Diluted(4)	37,165	37,044	37,154	36,995

(1)             Realized gains on investments were $0.02 per share and $0.05 per share in the three and six months ended June 30, 2006, respectively, compared to $0.29 and $0.34 in the corresponding periods of 2005.

(2)             A 3-for-2 stock split of common stock, which was paid in the form of a 50% stock dividend, was distributed on October 11, 2005.  All share and per share amounts in the current and prior periods reflect the stock split.

(3)             Outstanding shares at June 30, 2006 and basic average outstanding shares for the three and six months ended June 30, 2006 include shares issued in 2005 in connection with the conversion of $123.8 million aggregate principal amount of Convertible Notes.

(4)             Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of all of the Convertible Notes.  This represents an additional 69,000 shares for each of the three and six months ended June 30, 2006 and an additional 2.7 million and 5.1 million shares for the three and six months ended June 30, 2005, respectively.  After tax interest associated with the Convertible Notes of $12,000 and $24,000 for the three and six months ended June 30, 2006, respectively, and $0.5 million and $1.7 million for the three and six months ended June 30, 2005, respectively, is added back to net income in computing diluted earnings per share.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Six Months Ended June 30,
(In thousands, except footnotes)	2006	2005

TOTAL REVENUES:

Net Premiums Earned	$493,910	$582,497
Net Investment Income	51,005	36,182
Realized Gains on Investments	2,723	19,222
	$547,638	$637,901
RESULTS OF OPERATIONS BY SEGMENT(1):
Income from Investment Segment:
Net Investment Income	$51,005	$36,182
Net Realized Gains on Investments	2,723	19,222
	53,728	55,404
Workers’ Compensation Segment	139,114	84,025
Reinsurance Segment(2)	(14,909)	4,949
Parent Segment(3)	(6,039)	(13,667)
Income before Tax and Equity in Earnings of Investee	171,894	130,711
Income Tax Expense	60,294	45,805
Income after Tax and before Equity in Earnings of Investee	111,600	84,906
Equity in Earnings of Investee after Tax(4)		794
NET INCOME	$111,600	$85,700

(1)             See Supplemental Financial Information for a description of segment results.

(2)             Includes $14.9 million before tax ($9.7 million after tax, or $0.26 per share) of increased estimated losses attributable to claims and information we received in the second quarter of 2006 regarding losses primarily from Hurricanes Wilma and Rita.  There were no catastrophe losses that impacted the results of the reinsurance operations in the six months ended June 30, 2005.

(3)             Includes interest expense before tax of $2.6 million and $5.3 million for the six months ended June 30, 2006 and 2005, respectively.  Interest expense is lower in 2006 because $123.8 million aggregate principal amount of our Convertible Notes were converted in 2005.  The six months ended June 30, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax, or $0.09 per share) paid in April 2005 in connection with the conversion of Convertible Notes.

(4)             We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Six Months Ended June 30,
(Dollars in thousands)	2006		2005

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$320,423	63.6%	$405,398	65.1%
Outside California	180,911	35.9%	188,871	30.4%
Total Workers’ Compensation	501,334	99.5%	594,269	95.5%
Reinsurance (2)	2,554	0.5%	28,143	4.5%
	503,888	100.0%	622,412	100.0%
Net Premiums Written(1):
Workers’ Compensation:
California	307,174	63.5%	389,166	65.0%
Outside California	173,794	35.9%	181,732	30.3%
Total Workers’ Compensation	480,968	99.4%	570,898	95.3%
Reinsurance(2)	2,573	0.6%	28,180	4.7%
	483,541	100.0%	599,078	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	312,402	63.3%	383,533	65.8%
Outside California	170,580	34.5%	175,526	30.2%
Total Workers’ Compensation	482,982	97.8%	559,059	96.0%
Reinsurance(2)	10,928	2.2%	23,438	4.0%
	493,910	100.0%	582,497	100.0%
Income before Tax/Combined Ratio of:
Workers’ Compensation(1)	139,114	71.2%	84,025	85.0%
Reinsurance(1)(3)	(14,909)	236.4%	4,949	78.9%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expenses		40.7%		59.4%
Underwriting and Other Operating Expenses		30.5%		25.6%
Combined Ratio		71.2%		85.0%
Reinsurance(3):
Loss and Loss Adjustment Expenses		219.1%		64.2%
Underwriting and Other Operating Expenses		17.3%		14.7%
Combined Ratio		236.4%		78.9%

(1)             See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)             The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

(3)             Includes $14.9 million before tax ($9.7 million after tax, or $0.26 per share) of increased estimated losses attributable to claims and information we received in the second quarter of 2006 regarding losses primarily from Hurricanes Wilma and Rita.  There were no catastrophe losses that impacted the results of the reinsurance operations in the six months ended June 30, 2005.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended June 30,
(In thousands, except footnotes)	2006	2005

TOTAL REVENUES:

Net Premiums Earned	$239,484	$296,780
Net Investment Income	26,273	19,051
Realized Gains on Investments	1,113	16,352
	$266,870	$332,183
RESULTS OF OPERATIONS BY SEGMENT(1):
Income from Investment Segment:
Net Investment Income	$26,273	$19,051
Net Realized Gains on Investments	1,113	16,352
	27,386	35,403
Workers’ Compensation Segment	73,816	42,864
Reinsurance Segment(2)	(14,915)	2,542
Parent Segment(3)	(2,752)	(8,351)
Income before Tax and Equity in Loss of Investee	83,535	72,458
Income Tax Expense	29,435	25,682
Income after Tax and before Equity in Loss of Investee	54,100	46,776
Equity in Loss of Investee after Tax(4)		(376)
NET INCOME	$54,100	$46,400

(1)             See Supplemental Financial Information for a description of segment results.

(2)             Includes $14.9 million before tax ($9.7 million after tax, or $0.26 per share) of increased estimated losses attributable to claims and information we received in the second quarter of 2006 regarding losses primarily from Hurricanes Wilma and Rita.  There were no catastrophe losses that impacted the results of the reinsurance operations in the six months ended June 30, 2005.

(3)             Includes interest expense before tax of $1.3 million and $2.0 million for the three months ended June 30, 2006 and 2005, respectively.  Interest expense is lower in 2006 because $123.8 million aggregate principal amount of our Convertible Notes were converted in 2005.  The three months ended June 30, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax, or $0.09 per share) paid in April 2005 in connection with the conversion of Convertible Notes.

(4)             We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended June 30,
(Dollars in thousands)	2006		2005

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written(1):
Workers’ Compensation:
California	$153,467	64.1%	$200,913	67.0%
Outside California	84,595	35.4%	91,228	30.4%
Total Workers’ Compensation	238,062	99.5%	292,141	97.4%
Reinsurance(2)	1,101	0.5%	7,917	2.6%
	239,163	100.0%	300,058	100.0%
Net Premiums Written(1):
Workers’ Compensation:
California	147,078	64.1%	192,576	66.8%
Outside California	81,082	35.4%	87,649	30.5%
Total Workers’ Compensation	228,160	99.5%	280,225	97.3%
Reinsurance(2)	1,094	0.5%	7,869	2.7%
	229,254	100.0%	288,094	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	152,055	63.5%	197,042	66.4%
Outside California	83,305	34.8%	88,522	29.8%
Total Workers’ Compensation	235,360	98.3%	285,564	96.2%
Reinsurance(2)	4,124	1.7%	11,216	3.8%
	239,484	100.0%	296,780	100.0%
Income before Tax/Combined Ratio of:
Workers’ Compensation(1)	73,816	68.6%	42,864	85.0%
Reinsurance(1)(3)	(14,915)	461.7%	2,542	77.3%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expenses		37.3%		59.2%
Underwriting and Other Operating Expenses		31.3%		25.8%
Combined Ratio		68.6%		85.0%
Reinsurance(3):
Loss and Loss Adjustment Expenses		442.0%		65.0%
Underwriting and Other Operating Expenses		19.7%		12.3%
Combined Ratio		461.7%		77.3%

(1)             See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)             The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

(3)             Includes $14.9 million before tax ($9.7 million after tax, or $0.26 per share) of increased estimated losses attributable to claims and information we received in the second quarter of 2006 regarding losses primarily from Hurricanes Wilma and Rita.  There were no catastrophe losses that impacted the results of the reinsurance operations in the three months ended June 30, 2005.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  In September 2005, we announced our exit from the reinsurance segment.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting loss and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (this result is also known as underwriting income or loss).  The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of profitability traditionally used in the property-casualty insurance business.  The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation loss and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash provided from operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash provided from operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2006	2005	2006	2005
Net Cash Flow From Workers’ Compensation Business	$53,360	$94,004	$146,040	$228,933
Net Cash Used in Reinsurance Business	(16,977)	(8,200)	(32,427)	(8,037)
Investment Income Received	18,538	18,670	33,542	34,040
Interest and Other Expenses Paid by Parent	(18)	(5,722)	(2,996)	(13,344)
Income Taxes Paid	(62,681)	(36,663)	(65,364)	(44,281)
Net Cash (Used in) Provided From Operating Activities	$(7,778)	$62,089	$78,795	$197,311

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2006	2005	2006	2005
Workers’ Compensation:
Gross Premiums Written	$238,062	$292,141	$501,334	$594,269
Ceded Premiums	(9,902)	(11,916)	(20,366)	(23,371)

Net Premiums Written	228,160	280,225	480,968	570,898
Change in Unearned Premiums, Net of Reinsurance	7,200	5,339	2,014	(11,839)

Net Premiums Earned	$235,360	$285,564	$482,982	$559,059

Reinsurance:
Gross Premiums Written	$1,101	$7,917	$2,554	$28,143
Ceded Premiums (Paid) Refunded	(7)	(48)	19	37

Net Premiums Written	1,094	7,869	2,573	28,180
Change in Unearned Premiums, Net of Reinsurance	3,030	3,347	8,355	(4,742)

Net Premiums Earned	$4,124	$11,216	$10,928	$23,438